Exhibit 99.1

   VARIAN MEDICAL SYSTEMS REPORTS SOLID GROWTH IN NET EARNINGS, REVENUES, NET
           ORDERS, AND BACKLOG FOR FOURTH QUARTER AND FISCAL YEAR 2006

              COMPANY RAISES EARNINGS GUIDANCE FOR FISCAL YEAR 2007

    PALO ALTO, Calif., Oct. 25 /PRNewswire-FirstCall/ -- Varian Medical Systems (NYSE: VAR) today is reporting solid growth in net earnings, revenues, net orders, and backlog for the fourth quarter and full fiscal year 2006 with significant gains in its Oncology Systems and X-Ray Products businesses.

    Compared to the same period last fiscal year, fourth-quarter revenues grew 18 percent to $454 million and net orders rose 12 percent to $545 million. Compared to fiscal year 2005 totals, annual revenues grew 16 percent to $1.6 billion, net orders rose 14 percent to $1.8 billion, and the year-ending backlog increased 19 percent to $1.4 billion.

    For the fourth quarter, net earnings were $82 million or $0.62 per diluted share. Excluding $0.05 per diluted share of expense for stock options, a $0.07 per diluted share gain from discrete tax items, and a $0.01 per diluted share gain from discontinued operations, net earnings for the fourth quarter were $79 million or $0.59 per diluted share, up 31 percent from net earnings per diluted share in the year-ago period.

    For fiscal year 2006, net earnings were $245 million or $1.81 per diluted share. Excluding $0.20 per diluted share of expenses for stock options, a $0.15 per diluted share gain from discrete tax items, and the $0.01 per diluted share gain from the discontinued operations, net earnings for the fiscal year were $251 million or $1.85 per diluted share, up 23 percent from net earnings per diluted share last fiscal year.

    "Robust demand for advanced products for image-guided radiotherapy (IGRT), stereotactic radiosurgery, brachytherapy, and filmless X-ray imaging contributed to our growth in net orders, revenues, and net earnings during the quarter and the fiscal year," said Tim Guertin, president and CEO of Varian Medical Systems. "We ended fiscal year 2006 on a particularly strong note that sets the stage for continued growth in fiscal year 2007 and beyond."

    "Excluding stock option expenses, fourth quarter operating earnings as a percentage of revenues improved by half a point to 24 percent, even with a quarter-over-quarter decline of half a point in the gross margin due to continued high ramp-up costs for our new On-Board Imager(R) (OBI) device for IGRT," Guertin said. "For the year, the company sustained operating earnings at 22 percent of revenues."

    The company ended the year with $366 million in cash and marketable securities, and spent $72 million during the quarter to repurchase 1.5 million shares of common stock, leaving a balance of 1.5 million shares in its existing repurchase authorization.

    Oncology Systems

    Oncology Systems' fourth quarter revenues totaled $383 million, up 17 percent from the same period last fiscal year. Revenues for the fiscal year were $1.3 billion, up 16 percent from the fiscal year 2005 total.

    Fourth-quarter net orders were $470 million, up 13 percent from the same period last year with 25 percent growth in North America and a 4 percent decline in international markets. Fiscal year net orders were $1.5 billion, up 13 percent from fiscal year 2005 totals with 19 percent growth in North America and 6 percent growth in international markets. "Respectable gains in Europe were partially offset by softness in Asia during the fiscal year," said Guertin.

    "North American cancer treatment centers are again leading a major market transition toward IGRT and image-guided radiosurgery," Guertin said. "Our OBI devices together with our linear accelerators are being used more commonly to target smaller tumors more precisely. As of the end of the fourth quarter, we had more than 325 installations of our OBI devices complete or in progress. Our versatile top-of-the-line Trilogy accelerator for both radiotherapy and radiosurgery, as well as our brachytherapy and software products, contributed significantly to the growth in net orders and revenues for this business."

    X-Ray Products

    Fourth quarter revenues for the X-Ray Products business were $59 million, up 15 percent from the year-ago quarter, and revenues for the full fiscal year were $228 million, up 17 percent from fiscal year 2005. Compared to corresponding periods in fiscal year 2005, X-Ray Products' fourth quarter net orders rose 21 percent to $68 million and fiscal year net orders rose 19 percent to $242 million.

    "X-Ray Products had another spectacular year of growth driven in large part by our rapidly expanding business in flat-panel digital detectors for filmless X-ray imaging," Guertin said. "Both net orders and shipments of our flat-panel detector devices were roughly double their totals from last fiscal year, and these products now make up about a fourth of the X-Ray Products business." During the quarter, this business completed construction of a new flat-panel production facility at its Salt Lake City manufacturing plant.

    Other

    The company's Other category, including the Security and Inspection Products business and the Ginzton Technology Center, recorded combined fourth quarter net orders of $7 million, down $8 million from an exceptionally high year-ago quarter. Net orders for fiscal year 2006 were $42 million, up 33 percent from totals for fiscal year 2005. Revenues for the quarter were $12 million, up $3 million from the year-ago period. Revenues for the fiscal year totaled $34 million, up 6 percent from the fiscal year 2005 total.

    "Stronger demand for port security products, including strengthening demand in the U.S., contributed to the strong annual orders growth in this emerging business," Guertin said.

    Outlook

    "Excluding stock option expenses, we believe that total company revenues and earnings per diluted share for the first quarter of fiscal year 2007 should increase in the mid-teens above the comparable periods in fiscal 2006," Guertin said. "For the full fiscal year, we believe that revenues should increase by about 13 percent above fiscal year 2006 levels. We expect that earnings per diluted share excluding options expensing should be in the range of $2.08 to $2.10 for the full fiscal year 2007. Option expenses for fiscal year 2007 should be in the range of $0.21 to $0.24 per diluted share."

    Investor Conference Call

    Varian Medical Systems is scheduled to conduct its fiscal year 2006 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company's web site at www.varian.com where it will be archived for a year. To access the call via telephone, dial 1-800-299-8538 from inside the U.S. or 1-617-786-2902 from outside the U.S. and enter confirmation code 26183715. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S. or 1-617-801-6888 from outside the U.S. and entering confirmation code 56460470. The telephone replay will be available through 5 p.m. PT, October 27, 2006. Additionally, certain non-GAAP information will be presented on the conference call. A reconciliation of such non-GAAP information to GAAP may be found on the investor relations page of the company's web site.

    Varian Medical Systems, Inc. of Palo Alto, California is the world's leading manufacturer of medical products for treating cancer and other medical conditions with radiotherapy, brachytherapy, and radiosurgery. The company is also a premier supplier of X-ray tubes and digital detectors for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 3,900 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com.

    Note regarding reconciliation:

    For comparison purposes, the company makes reference to certain net earnings and net earnings per diluted share results in the fourth quarter and full fiscal year that are not consistent with GAAP. These results were reached by excluding incremental non-cash share-based compensation expenses (which would have been consistent with GAAP if presented in prior years, but which are now inconsistent with GAAP due to changes in accounting standards), one-time tax benefits from the repatriation of foreign earnings under the Jobs Creation Act of 2004 and a deferred tax asset adjustment and an amount related to the release of a reserve for certain contingencies associated with the sale of its Electron Device Business in 1995. The company references those results to allow a better comparison of results in the current period to those in prior periods. The company's reference to these results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP.

    Forward-Looking Statements

    Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technology image-guided radiation therapy (IGRT), stereotactic radiosurgery, filmless X-rays, and security and inspection; growth drivers; the company's orders, revenues, backlog, or earnings growth; future financial results and any statements using the terms "should," "believe," "expect," or similar statements are forward- looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company's products; the company's ability to develop and commercialize new products; the company's ability to meet demand for manufacturing capacity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase operating margins; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the effect of changes in accounting principles; the company's ability to meet Food and Drug Administration and other regulatory requirements for product clearances or to comply with Food and Drug Administration and other regulatory regulations or procedures; the possibility that material product liability claims could harm future revenues or require the company to pay uninsured claims; the effect of environmental claims and expenses; the company's ability to protect the company's intellectual property; the impact of reduced or limited demand by sole purchasers of certain X-ray tubes; the impact of managed care initiatives, other health care reforms, and/or third-party reimbursement levels on capital expenditures for cancer care; the potential loss of key distributors or key personnel; consolidation in the X-ray tubes market; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company's business; the risk of operations interruptions due to terrorism, disease (such as Severe Acute Respiratory Syndrome and Avian Influenza) or other events beyond the company's control; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward- looking statements in this release because of new information, future events, or otherwise.

    A summary of earnings and other financial information follows.

                  Varian Medical Systems, Inc. and Subsidiaries
                  Condensed Consolidated Statements of Earnings
                                   (Unaudited)

           (Dollars and shares in millions, except per share amounts)

                                         Q4 QTR          Q4 QTR          Q4 YTD          Q4 YTD
                                          2006            2005            2006            2005
                                      ------------    ------------    ------------    ------------
Net orders                            $      545.1           488.3         1,819.5         1,591.0
 Oncology Systems                            469.6           416.8         1,534.9         1,355.0
 X-Ray Products                               68.3            56.3           242.2           204.1
 Other                                         7.2            15.2            42.4            31.9
Order backlog                         $    1,400.6         1,179.0         1,400.6         1,179.0
Revenues                              $      454.0           386.2         1,597.8         1,382.6
 Oncology Systems                            382.6           325.8         1,335.9         1,155.8
 X-Ray Products                               59.0            51.4           228.3           195.2
 Other                                        12.4             9.0            33.6            31.6
Cost of revenues (1)                  $      263.2           220.4           934.5           789.6
Gross margin                                 190.8           165.8           663.3           593.0
 As a percent of revenues                     42.0%           42.9%           41.5%           42.9%
Operating expenses
 Research and development (1)                 27.7            21.6           100.4            82.1
 Selling, general and
  administrative (1)                          65.7            54.4           253.5           205.9
Operating earnings                            97.4            89.8           309.4           305.0
 As a percent of revenues                     21.4%           23.2%           19.4%           22.1%
Interest income, net                           2.5             1.1             9.3             3.3
Earnings from continuing
 operations before taxes                      99.9            90.9           318.7           308.3
Taxes on earnings (1),(2)                     19.0            29.9            75.1           101.7
Earnings from continuing
 operations                                   80.9            61.0           243.6           206.6
 As a percent of revenues                     17.8%           15.8%           15.2%           14.9%
Earnings from discontinued
 operations - net of taxes(3)                  1.5              --             1.5              --
Net earnings(1), (2)                  $       82.4            61.0           245.1           206.6
Net earnings per share -
 basic: (1), (2)
 Continuing operations                $       0.62            0.47            1.86            1.56
  Discontinued operations                     0.01              --            0.01              --
  Net earnings per share              $       0.63            0.47            1.87            1.56
Net earnings per share -
 diluted: (1), (2)
 Continuing operations                $       0.61            0.45            1.80            1.50
  Discontinued operations                     0.01              --            0.01              --
  Net earnings per share              $       0.62            0.45            1.81            1.50

Shares used in the calculation
 of net earnings per share:
  Average shares outstanding -
   basic                                     129.9           130.8           131.0           132.4
  Average shares outstanding -
   diluted                                   134.0           136.0           135.4           137.8

(1) Includes amounts for the incremental stock options and other share- based compensation expenses (referred to as "SFAS 123R") and its related tax benefits.

(2) Includes a tax benefit related to the repatriation of foreign earnings and a deferred tax asset adjustment.

(3) Amount represents the release of a reserve for certain contingencies associated with the sale of our Electron Device Business in 1995.

(in millions, except per share amounts)

                                         Q4 QTR          Q4 QTR          Q4 YTD          Q4 YTD
                                          2006            2005            2006            2005
                                      ------------    ------------    ------------    ------------
Costs of revenues                     $        1.9              --            6.7              --
Research & development                         1.1              --            4.3              --
Selling, general &
 administrative                                7.4              --           29.4              --
Total SFAS 123R                               10.4              --           40.4              --
Taxes on earnings
 SFAS 123R                                    (3.5)             --          (13.8)             --
Taxes on earnings -
 repatriation                                 (1.8)             --          (12.0)             --
Taxes on earnings -
 deferred tax asset
 adjustment                                   (7.2)             --           (7.2)             --
Earnings from discontinued
 operations - net of taxes                    (1.5)             --           (1.5)             --
Net earnings                          $       (3.6)             --            5.9              --
Net earnings per share -
 basic                                $      (0.02)             --           0.05              --

Net earnings per share -
 diluted                              $      (0.03)             --           0.04              --

                  Varian Medical Systems, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

(In thousands)

                                                September 29,    September 30,
                                                    2006             2005
                                                -------------    -------------
                                                 (Unaudited)
Assets
  Current assets
  Cash and cash equivalents                     $     272,508    $     243,086
  Short-term marketable securities                     93,599          135,356
  Accounts receivable, net                            471,820          351,899
  Inventories                                         189,653          164,873
  Deferred tax assets and other                       128,469          121,681
    Total current assets                            1,156,049        1,016,895

Property, plant and equipment                         319,028          296,862
  Accumulated depreciation and amortization          (188,710)        (182,322)
    Net property, plant and equipment                 130,318          114,540

Long-term marketable securities                            --            3,679
Goodwill                                              121,389          121,389
Other assets                                          103,995           60,899
Total assets                                    $   1,511,751    $   1,317,402

Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable                              $      77,985    $      71,007
  Accrued expenses                                    383,563          315,287
  Product warranty                                     42,992           39,407
  Advance payments from customers                     131,462          115,543
  Current maturities of long term debt                  7,954            2,689
    Total current liabilities                         643,956          543,933
Long-term accrued expenses and other                   21,186           57,124
Long-term debt                                         49,356           57,318
    Total liabilities                                 714,498          658,375

Stockholders' Equity
Common stock                                          129,721          130,715
Capital in excess of par value                        265,214          150,466
Retained earnings and accumulated other
 comprehensive loss                                   402,318          377,846
    Total stockholders' equity                        797,253          659,027
Total liabilities and stockholders' equity      $   1,511,751    $   1,317,402

     FOR INFORMATION CONTACT:
     Elisha Finney (650) 424-6803
     elisha.finney@varian.com

     Spencer Sias (650) 424-5782
     spencer.sias@varian.com

SOURCE Varian Medical Systems, Inc.
    -0-                             10/25/2006
    /CONTACT: Elisha Finney, +1-650-424-6803, or elisha.finney@varian.com, or Spencer Sias, +1-650-424-5782, or spencer.sias@varian.com/
    /Web site:  http://www.varian.com /